UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(Address of principal executive offices, including zip code)

(210) 698-5334

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.007 per share	BIAF	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 27, 2026, bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), issued a press release announcing the publication of a comprehensive clinical review and white paper authored by the Company’s Chief Medical Officer, Gordon H. Downie, MD, PhD, that presents a practical clinical framework for incorporating CyPath® Lung into pulmonary nodule evaluation and cancer surveillance.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As of July 24, 2026, there were 7,783,061 outstanding shares of the Company’s common stock and the aggregate market value of the Company’s common stock was approximately $5.1 million based on the closing price of a share of the Company’s common stock on that date, as reported by the Nasdaq Capital Market.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by bioAffinity Technologies, Inc., dated July 27, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2026	BIOAFFINITY TECHNOLOGIES, INC.

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer

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